Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2012 FOURTH QUARTER AND FULL-YEAR RESULTS

CHICAGO, IL, January 24, 2013 – GATX Corporation (NYSE:GMT) today reported 2012 fourth quarter net income of $29.7 million or $.62 per diluted share, compared to net income of $31.6 million or $.67 per diluted share in the fourth quarter of 2011. The 2012 and 2011 fourth quarter results include benefits from Tax Adjustments and Other Items of $2.8 million or $.06 per diluted share and $1.9 million or $.05 per diluted share, respectively.

Net income for the full-year 2012 was $137.3 million or $2.88 per diluted share, compared to net income of $110.8 million or $2.35 per diluted share in the prior year. The 2012 and 2011 results include benefits from Tax Adjustments and Other Items of $3.5 million or $.07 per diluted share and $15.8 million or $.34 per diluted share, respectively.

Details related to the Tax Adjustments and Other Items are provided in the attached Supplemental Information. Quarterly segment data, presented in the new segment and income statement format, is posted in the Investor Relations section of www.gatx.com.

Brian A. Kenney, president and chief executive officer of GATX, said, “The North American rail market remains strong due to unprecedented demand for tank cars. In 2012, we capitalized on the favorable market conditions by increasing lease rates while successfully stretching lease terms. In the fourth quarter, the renewal rate change of GATX’s Lease Price Index (“LPI”) was a positive 32.3% and the average renewal term for cars in the LPI was 65 months. On a full-year basis, the renewal rate change of the LPI was a positive 25.6% and the average renewal term was 60 months. Additionally, fleet utilization approximated 98% and our renewal success rate averaged over 80% for the year. We also used the strong market to optimize our fleet by selling railcars, generating improved asset remarketing income in Rail North America.

“Although the European freight car market remains weak, GATX’s European tank car fleet experienced higher lease rates and strong utilization throughout 2012. Tank car investment opportunities were robust, as our total European investment reached nearly $200 million, a record level for GATX in this market. We also entered the Indian railcar leasing market during the year with the purchase of railcars that began to deliver at the end of 2012.”

Mr. Kenney continued, “Looking to the year ahead, we expect continued strength in the North American chemical and petroleum markets to provide a favorable operating environment for tank car leasing, while demand across certain freight car types is expected to remain weak. The number of cars scheduled for maintenance, especially tank car compliance work, will increase in 2013, and thus our maintenance costs will increase materially over 2012 levels. Internationally, demand in the European tank car market appears to be moderating, so we will focus on maintaining high utilization and upgrading our fleet while pursuing additional investment opportunities in India and other emerging rail markets.

“We anticipate that American Steamship Company’s (“ASC’s”) 2013 tonnage will be down somewhat from the prior year, and record low water levels on the Great Lakes will hamper operating conditions. Within the Portfolio Management segment, the Rolls-Royce and Partners Finance affiliates are expected to continue their strong performance, while our ocean-going marine investments will likely have continued weak results. Based on these factors, we expect full-year 2013 EPS to be in the range of $3.10 to $3.20 per diluted share.”

Mr. Kenney concluded, “Over the last few years, we believe GATX has made significant cost-advantaged investments and positioned its fleet to produce record earnings and cash flow. Reaching that goal remains our primary focus.”

RAIL NORTH AMERICA

Rail North America segment profit was $59.8 million in the fourth quarter of 2012, compared to $55.4 million in the fourth quarter of 2011. The 2011 fourth quarter results include the pre-tax benefit from Other Items of $5.5 million. The improvement in segment profit was driven by higher lease rates and increased asset remarketing income; in particular an $11 million gain associated with a residual value sharing transaction. This was partially offset by increased maintenance costs, due to higher repair costs and more railroad repairs, and decreased scrapping gains due to fewer scrapped cars at lower scrap rates.

Rail North America reported segment profit of $209.3 million in 2012, compared to $172.7 million in 2011. Again, the 2011 results include the pre-tax benefit from Other Items of $5.5 million. The increase in segment profit was driven by higher lease rates, increased asset remarketing income and lower maintenance costs resulting from our high renewal success rate. The increase in segment profit was partially offset by lower scrapping gains due to fewer railcars scrapped at lower scrap rates.

At December 31, 2012, Rail North America’s wholly-owned fleet totaled approximately 110,000 cars. Fleet utilization was 97.9%, compared to 98.2% at the end of the third quarter and at 2011 year end.

During the fourth quarter of 2012 the GATX Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of the Rail North American fleet, increased 32.3% over the weighted average expiring lease rate. This compares to a 26.4% increase in the prior quarter and a 13.2% increase in the fourth quarter 2011. The average lease renewal term for cars included in the LPI during the fourth quarter was 65 months, up from 59 months in the third quarter and 48 months in the fourth quarter of 2011. For the full-year 2012 the LPI increased 25.6% and railcars in the LPI had an average renewal term of 60 months, compared to an increase of 6.9% and average renewal term of 45 months in 2011. Investment volume in 2012 at Rail North America totaled nearly $466 million.

RAIL INTERNATIONAL

Rail International segment profit was $10.5 million in the fourth quarter of 2012, compared to $6.7 million in the fourth quarter of 2011. The 2012 and 2011 fourth quarter results include the negative pre-tax impact from Other Items of $2.0 million and $7.5 million, respectively.

Rail International reported segment profit of $32.7 million in 2012, compared to $60.7 million in 2011. The 2012 and 2011 results include the negative pre-tax impact from Other Items of $22.9 million and the pre-tax benefit from Other Items of $3.5 million, respectively. The changes in full-year and quarterly segment profit were primarily driven by activities in Europe, including higher legal fees and increased depreciation expense associated with new investments, partially offset by more railcars on lease at higher lease rates.

Within Rail International, the wholly-owned tank car fleet in Europe totaled approximately 22,000 cars and utilization was 95.1%, compared to 96.6% at the end of the third quarter and 97.1% at 2011 year end. Investment volume in 2012 at Rail International was over $200 million, primarily for new tank cars in Europe.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail North America’s and Rail International’s business can be found on the last page of this press release.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $8.2 million in the fourth quarter 2012 compared to $9.4 million in the fourth quarter 2011. The decline in segment profit was due to lower volume carried as a result of low water levels on the Great Lakes.

Segment profit for 2012 was $37.5 million compared to $27.3 million in 2011. The increase in segment profit was the result of more tonnage moved at higher rates and the absence of costs associated with a work stoppage in 2011. ASC operated 14 of its 18 vessels, including the Articulated Tug Barge (“ATB”), during the sailing season and transported 29.7 million net tons of cargo compared to 28.4 million net tons carried in the prior year.

PORTFOLIO MANAGEMENT

Portfolio Management reported a segment loss of $1.4 million in the fourth quarter of 2012 compared to segment profit of $16.6 million in the prior year period. The decline in segment profit was primarily due to a $14.8 million loss recognized in the fourth quarter of 2012 associated with the disposition of GATX’s interest in Enerven Compression, LLC, a joint venture that was engaged in leasing and maintaining assets in the natural gas compression market.

For full-year 2012, Portfolio Management reported segment profit of $50.2 million compared to $47.6 million in 2011. Increased asset remarketing activity contributed to the improvement in segment profit.

The Portfolio Management segment currently consists of approximately $797.4 million of owned assets and third-party managed portfolios totaling approximately $143.2 million.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 115 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2012 fourth quarter and full-year results. Teleconference details are as follows:

Thursday, January 24th

11:00 A.M. Eastern Time

Domestic Dial-In: 1-888-542-1086

International Dial-In: 1-719-325-2201

Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 3377946

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements.

Specific factors that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX’s primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX’s primary operating segments; (4) conditions in the capital markets or changes in GATX’s credit ratings and financing costs; (5) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (6) costs associated with maintenance initiatives; (7) operational and financial risks associated with long-term railcar purchase commitments; (8) changes in loss provision levels within GATX’s portfolio; (9) conditions affecting certain assets, customers or regions where GATX has a large investment; (10) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (11) opportunities for remarketing income; (12) labor relations with unions representing GATX employees; and (13) the outcome of pending or threatened litigation.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(1/24/13)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
Revenues
Lease revenue	$234.4	$230.3	$917.0	$900.1
Marine operating revenue	79.4	81.9	265.5	230.0
Other revenue	17.9	17.8	60.7	61.3

Total Revenues	331.7	330.0	1,243.2	1,191.4

Expenses
Maintenance expense	72.2	68.0	269.7	277.6
Marine operating expense	57.2	59.6	182.4	165.6
Depreciation	61.5	59.2	237.4	226.5
Operating lease expense	33.6	32.4	130.2	132.0
Other operating expense	7.6	6.0	24.2	27.8
Selling, general and administrative	44.6	43.0	160.2	155.3

Total Expenses	276.7	268.2	1,004.1	984.8

Other Income (Expense)
Net gain on asset dispositions	21.9	14.6	79.5	65.8
Interest expense, net	(39.5)	(42.0)	(166.6)	(168.9)
Other	(4.2)	1.9	(8.2)	4.1

Total Other Income (Expense)	(21.8)	(25.5)	(95.3)	(99.0)

Income before Income Taxes and Share of Affiliates’ Earnings	33.2	36.3	143.8	107.6
Income Tax (Provision) Benefit	(3.8)	(7.2)	(26.1)	(29.2)
Share of Affiliates’ Earnings (net of tax)	0.3	2.5	19.6	32.4

Net Income	$29.7	$31.6	$137.3	$110.8

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
Per Share Data
Basic	$0.63	$0.68	$2.93	$2.39

Average number of common shares	46.9	46.5	46.8	46.4

Diluted	$0.62	$0.67	$2.88	$2.35

Average number of common shares and common share equivalents	47.7	47.4	47.6	47.2

Dividends declared per common share	$0.30	$0.29	$1.20	$1.16

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	December 31	December 31
	2012	2011
Assets
Cash and Cash Equivalents	$234.2	$248.4
Restricted Cash	29.7	35.2
Receivables
Rent and other receivables	88.4	76.7
Loans	27.2	30.4
Finance leases	245.7	334.9
Less: allowance for losses	(4.6)	(11.8)

	356.7	430.2

Operating Assets and Facilities	6,855.2	6,416.0
Less: allowance for depreciation	(2,200.8)	(2,056.7)

	4,654.4	4,359.3

Investments in Affiliated Companies	502.0	513.8
Goodwill	91.7	90.5
Other Assets	186.7	180.1

Total Assets	$6,055.4	$5,857.5

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$177.4	$135.6

Debt
Commercial paper and borrowings under bank credit facilities	273.6	28.6
Recourse	3,152.4	3,354.8
Nonrecourse	130.6	149.4
Capital lease obligations	11.3	14.3

	3,567.9	3,547.1

Deferred Income Taxes	783.0	765.9
Other Liabilities	282.9	281.6

Total Liabilities	4,811.2	4,730.2
Total Shareholders’ Equity	1,244.2	1,127.3

Total Liabilities and Shareholders’ Equity	$6,055.4	$5,857.5

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2012

(In Millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$182.0	$42.1	$1.1	$9.2	$—	$234.4
Marine operating revenue	—	—	73.1	6.3	—	79.4
Other revenue	14.8	2.6	—	0.5	—	17.9

Total Revenues	196.8	44.7	74.2	16.0	—	331.7

Expenses
Maintenance expense	53.3	12.0	6.9	—	—	72.2
Marine operating expense	—	—	51.7	5.5	—	57.2
Depreciation	42.0	10.0	4.0	5.5	—	61.5
Operating lease expense	32.4	—	1.3	—	(0.1)	33.6
Other operating expense	4.9	1.1	—	1.6	—	7.6

Total Expenses	132.6	23.1	63.9	12.6	(0.1)	232.1

Other Income (Expense)
Net gain on asset dispositions	18.9	(1.4)	—	4.4	—	21.9
Interest expense, net	(23.9)	(5.5)	(1.6)	(7.1)	(1.4)	(39.5)
Other	(1.2)	(2.8)	(0.5)	—	0.3	(4.2)
Share of affiliates’ earnings (pre-tax)	1.8	(1.4)	—	(2.1)	—	(1.7)

Segment profit (loss)	$59.8	$10.5	$8.2	$(1.4)	$(1.0)	$76.1

Selling, general and administrative						44.6
Income taxes (including $2.0 million of net benefits related to affiliates’ earnings)						1.8

Net Income						$29.7

Selected Data:

Investment Volume	$147.4	$74.7	$0.9	$20.7	$2.9	$246.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition Gains on Owned Assets	$4.7	$—	$—	$0.6	$—	$5.3
Residual Sharing Income	11.2	—	—	4.5	—	15.7
Non-remarketing Disposition Gains (a)	3.3	0.9	—	—	—	4.2
Asset Impairment	(0.3)	(2.3)	—	(0.7)	—	(3.3)

Total Net Gain on Asset Dispositions	$18.9	$(1.4)	$—	$4.4	$—	$21.9

(a)	Includes Scrapping Gains

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Twelve Months Ended December 31, 2012

(In Millions)

				Portfolio		GATX
	Rail N.A.	Rail Int’l	ASC	Management	Other	Consolidated
Revenues
Lease revenue	$713.9	$161.2	$4.3	$37.6	$—	$917.0
Marine operating revenue	—	—	239.1	26.4	—	265.5
Other revenue	51.4	6.5	—	2.8	—	60.7

Total Revenues	765.3	167.7	243.4	66.8	—	1,243.2

Expenses
Maintenance expense	201.4	46.6	21.7	—	—	269.7
Marine operating expense	—	—	160.3	22.1	—	182.4
Depreciation	167.7	36.1	11.9	21.7	—	237.4
Operating lease expense	126.5	—	3.8	0.2	(0.3)	130.2
Other operating expense	18.5	5.1	(0.3)	0.9	—	24.2

Total Expenses	514.1	87.8	197.4	44.9	(0.3)	843.9

Other Income (Expense)
Net gain on asset dispositions	58.6	1.7	—	19.2	—	79.5
Interest expense, net	(101.9)	(24.5)	(7.1)	(27.7)	(5.4)	(166.6)
Other	(5.1)	(6.1)	(1.4)	3.4	1.0	(8.2)
Share of affiliates’ earnings (pre-tax)	6.5	(18.3)	—	33.4	—	21.6

Segment profit (loss)	$209.3	$32.7	$37.5	$50.2	$(4.1)	$325.6

Selling, general and administrative						160.2
Income taxes (including $2.0 million related to affiliates’ earnings)						28.1

Net Income						$137.3

Selected Data:

Investment Volume	$465.9	$200.1	$12.6	$83.5	$7.9	$770.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition Gains on Owned Assets	$32.8	$—	$—	$9.9	$—	$42.7
Residual Sharing Income	12.9	—	—	9.7	—	22.6
Non-remarketing Disposition Gains (a)	14.4	4.8	—	—	—	19.2
Asset Impairment	(1.5)	(3.1)	—	(0.4)	—	(5.0)

Total Net Gain on Asset Dispositions	$58.6	$1.7	$—	$19.2	$—	$79.5

(a)	Includes Scrapping Gains

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2011

(In Millions)

				Portfolio		GATX
	Rail N.A.	Rail Int’l	ASC	Management	Other	Consolidated
Revenues
Lease revenue	$179.4	$39.2	$1.1	$10.6	$—	$230.3
Marine operating revenue	—	—	74.2	7.7	—	81.9
Other revenue	14.6	2.3	—	0.9	—	17.8

Total Revenues	194.0	41.5	75.3	19.2	—	330.0

Expenses
Maintenance expense	48.0	12.8	7.2	—	—	68.0
Marine operating expense	—	—	53.1	6.5	—	59.6
Depreciation	41.3	8.4	3.7	5.8	—	59.2
Operating lease expense	32.1	—	—	0.4	(0.1)	32.4
Other operating expense	4.0	1.0	—	0.9	0.1	6.0

Total Expenses	125.4	22.2	64.0	13.6	—	225.2

Other Income (Expense)
Net gain on asset dispositions	12.3	0.3	—	2.0	—	14.6
Interest expense, net	(24.7)	(6.3)	(1.8)	(7.8)	(1.4)	(42.0)
Other	(1.8)	3.4	(0.1)	1.1	(0.7)	1.9
Share of affiliates’ earnings (pre-tax)	1.0	(10.0)	—	15.7	—	6.7

Segment profit (loss)	$55.4	$6.7	$9.4	$16.6	$(2.1)	$86.0

Selling, general and administrative						43.0
Income taxes (including $4.2 million related to affiliates’ earnings)						11.4

Net Income						$31.6

Selected Data:

Investment Volume	$83.1	$48.1	$1.5	$20.6	$1.2	$154.5

Net Gain on Asset Dispositions

Asset Remarketing Income:
Disposition Gains on Owned Assets	$5.5	$(0.1)	$—	$4.8	$—	$10.2
Residual Sharing Income	—	—	—	1.1	—	1.1
Non-remarketing Disposition Gains (a)	6.8	0.8	—	—	—	7.6
Asset Impairment	—	(0.4)	—	(3.9)	—	(4.3)

Total Net Gain on Asset Dispositions	$12.3	$0.3	$—	$2.0	$—	$14.6

(a)	Includes Scrapping Gains

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Twelve Months Ended December 31, 2011

(In Millions)

				Portfolio		GATX
	Rail N.A.	Rail Int’l	ASC	Management	Other	Consolidated
Revenues
Lease revenue	$690.9	$160.5	$4.2	$44.5	$—	$900.1
Marine operating revenue	—	—	212.2	17.8	—	230.0
Other revenue	51.5	7.8	—	2.0	—	61.3

Total Revenues	742.4	168.3	216.4	64.3	—	1,191.4

Expenses
Maintenance expense	206.1	52.1	19.4	—	—	277.6
Marine operating expense	—	—	151.7	13.9	—	165.6
Depreciation	162.5	33.6	11.3	19.1	—	226.5
Operating lease expense	130.9	—	—	1.4	(0.3)	132.0
Other operating expense	18.8	4.2	—	4.3	0.5	27.8

Total Expenses	518.3	89.9	182.4	38.7	0.2	829.5

Other Income (Expense)
Net gain on asset dispositions	52.1	—	1.1	12.6	—	65.8
Interest expense, net	(101.7)	(25.4)	(7.7)	(29.6)	(4.5)	(168.9)
Other	(5.7)	7.2	(0.1)	2.8	(0.1)	4.1
Share of affiliates’ earnings (pre-tax)	3.9	0.5	—	36.2	—	40.6

Segment profit (loss)	$172.7	$60.7	$27.3	$47.6	$(4.8)	$303.5

Selling, general and administrative						155.3
Income taxes (including $8.2 million related to affiliates’ earnings)						37.4

Net Income						$110.8

Selected Data:

Investment Volume	$280.5	$140.8	$17.4	$172.0	$3.9	$614.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition Gains on Owned Assets	$27.2	$0.1	$1.1	$12.0	$—	$40.4
Residual Sharing Income	0.2	0.6	—	4.4	—	5.2
Non-remarketing Disposition Gains (a)	25.4	1.6	—	—	—	27.0
Asset Impairment	(0.7)	(2.3)	—	(3.8)	—	(6.8)

Total Net Gain on Asset Dispositions	$52.1	$—	$1.1	$12.6	$—	$65.8

(a)	Includes Scrapping Gains

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Per Share Data)

Tax Adjustments and Other Items impact on Net Income:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
Tax adjustments (a)	$4.6	$4.8	$24.0	$8.9
Other Items
Interest rate swaps at AAE (b)	(1.8)	(9.6)	(20.5)	0.2
Litigation recoveries (c)	—	3.2	—	3.2
Leveraged lease adjustment (d)	—	3.5	—	3.5

Total impact on net income	$2.8	$1.9	$3.5	$15.8

Tax Adjustments and Other Items impact on Diluted Earnings Per Share:

	Three Months Ended December 31		Twelve Months Ended December 31
	2012	2011	2012	2011
Tax adjustments (a)	$0.10	$0.10	$0.50	$0.19
Other Items
Interest rate swaps at AAE (b)	(0.04)	(0.20)	(0.43)	—
Litigation recoveries (c)	—	0.07	—	0.07
Leveraged lease adjustment (d)	—	0.08	—	0.08

Total impact on net income	$0.06	$0.05	$0.07	$0.34

Management believes that highlighting these items allows the reader to better analyze ongoing operating results and trends.

(a)	Includes the impact from the change of statutory tax rates in the United Kingdom and Canada for GATX Corporation and certain affiliates, the favorable impact of closing certain IRS audits and matters, and the utilization of foreign tax credit carry-forwards.
(b)	Realized and unrealized gains/losses recognized in connection with certain interest rate swaps at AAE Cargo AG, an affiliate of Rail International.
(c)	The favorable resolution of certain litigation matters.
(d)	Favorable adjustment to leveraged lease income attributable to changes in the timing of taxable income based on the settlement of an IRS audit.

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

(Continued)

	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Assets by Segment (includes off-balance sheet assets)
Rail North America	$4,382.4	$4,315.1	$4,361.1	$4,340.6	$4,427.1
Rail International	888.1	955.5	935.6	984.5	1,070.1
ASC	275.9	274.2	324.6	312.7	305.1
Portfolio Management	828.3	808.6	802.5	812.9	789.6
Other	86.3	81.1	79.2	81.9	84.1

Total Assets, Excluding Cash	$6,461.0	$6,434.5	$6,503.0	$6,532.6	$6,676.0

Capital Structure
Commercial Paper and Bank Credit Facilities,
Net of Unrestricted Cash	$(219.8)	$35.0	$(127.2)	$(214.5)	$39.4
On Balance Sheet Recourse Debt	3,354.8	3,141.4	3,328.2	3,347.4	3,152.4
On Balance Sheet Nonrecourse Debt	149.4	146.3	136.5	133.3	130.6
Off Balance Sheet Recourse Debt	714.2	646.3	678.9	706.1	730.1
Off Balance Sheet Nonrecourse Debt	172.9	168.2	163.9	159.7	154.4
Capital Lease Obligations	14.3	13.2	12.5	11.3	11.3

Total Borrowings, Net of Unrestricted Cash	$4,185.8	$4,150.4	$4,192.8	$4,143.3	$4,218.2

Total Recourse Debt (a)	$3,863.5	$3,835.9	$3,892.4	$3,850.3	$3,933.2
Shareholders’ Equity	$1,127.3	$1,175.5	$1,170.7	$1,225.4	$1,244.2
Recourse Leverage (b)	3.4	3.3	3.3	3.1	3.2

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse
+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash
(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off-balance sheet assets), Excluding Cash:
Total Assets	$5,857.5	$5,792.9	$5,917.9	$6,125.1	$6,055.4
Less: Cash	(283.6)	(172.9)	(257.7)	(458.3)	(263.9)
Add Off-Balance Sheet Assets:
Rail North America	884.5	813.7	819.5	843.6	863.5
ASC	—	—	23.3	22.2	21.0
Portfolio Management	2.6	0.8	—	—	—

Total Assets, Excluding Cash	$6,461.0	$6,434.5	$6,503.0	$6,532.6	$6,676.0

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Rail North America Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	13.2%	19.2%	23.9%	26.4%	32.3%
Average Renewal Term (months)	48	55	59	59	65

Fleet Rollforward
Beginning Balance	109,091	109,070	109,116	109,187	109,162
Cars Added	972	1,223	1,385	858	1,106
Cars Scrapped	(696)	(544)	(591)	(544)	(366)
Cars Sold	(297)	(633)	(723)	(339)	(351)
Ending Balance	109,070	109,116	109,187	109,162	109,551
Utilization	98.2%	98.5%	98.3%	98.2%	97.9%
Average Active Railcars	107,121	107,328	107,452	107,224	107,062

Rail International Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,828	20,927	21,064	21,209	21,314
Cars Added	368	304	273	355	650
Cars Scrapped/Sold	(269)	(167)	(128)	(250)	(124)
Ending Balance	20,927	21,064	21,209	21,314	21,840
Utilization	97.1%	96.7%	96.3%	96.6%	95.1%
Average Active Railcars	20,112	20,356	20,386	20,490	20,635

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	78.3%	78.4%	78.8%	78.4%	78.8%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	2.2%	(2.5)%	(2.9)%	(2.5)%	(3.1)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	3.4%	(1.3)%	(1.2)%	(1.1)%	(0.8)%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	11.1%	28.4%	38.2%	42.6%	46.3%
Production Backlog at Railcar Manufacturers (d)	64,575	60,191	58,674	61,400	60,244
American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	9.7	1.3	9.2	10.4	8.8

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The average renewal lease rate change reflects the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate for railcars in the LPI. The average renewal term reflects the weighted average renewal lease term in months for railcars in the LPI.
(b)	As reported and revised by the Federal Reserve.
(c)	As reported by the Association of American Railroads (AAR).
(d)	As reported by the Railway Supply Institute (RSI).